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                                  United States
                       Securities and Exchange Commission
                              Washington, DC 20549


                                    Form 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: January 12, 2007


                                 GeneLink, Inc.
                                 --------------
             (Exact Name of Registrant as Specified in its Charter)


      PA                        00-30518                   23-2795613
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(State or other          (Commission File Number)   (IRS Employer Identification
Jurisdiction of                                               No.)
Incorporation)


    Newport Financial Center, 113 Pavonia Avenue, #313, Jersey City, NJ 07310
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                    (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (800) 558-4363
                                                    --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 Entry into a Material Definitive Agreement.
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     On January 12, 2007, pursuant to the terms of a Convertible Secured Loan
Agreement (the "Loan Agreement") dated as of May 12, 2006 (as amended and supplemented, the "Loan Agreement), GeneLink, Inc. ("GeneLink") issued an additional $50,000 principal amount convertible secured loan promissory note (the "Note"). Pursuant to the terms of the Loan Agreement, all amounts borrowed will accrue interest at the rate of twelve percent (12%) per year and any initial amounts borrowed will mature on May 12, 2011 (the "Maturity Date"). No payments of principal will be due or payable until the Maturity Date or an earlier acceleration upon the occurrence of any event of default under the Loan Agreement and interest shall be paid annually. The Note will convert into restricted shares of GeneLink common stock, valued at $0.05 per share, at any time at the option of the holder of the Note, and the Note will automatically convert into restricted shares of GeneLink common stock, valued at $0.05 per share, at such time as existing contingent liabilities of GeneLink that existed as of the date of the Loan Agreement are not greater than $75,000.00, including all litigation against GeneLink outstanding as of such time and any contingent liabilities relating to the Loan Agreement or the transactions contemplated thereby. Upon any such conversion the Note will be deemed paid in full. In connection with the Loan Agreement, GeneLink has executed a Convertible Loan Security Agreement dated as of May 12, 2006, as amended and supplemented, pursuant to which it has pledged all of its assets as collateral for the repayment of the Note and all other notes issued pursuant to the Loan Agreement.

     As a condition of the Loan Agreement, GeneLink has issued to the holder of the Note five restricted shares of GeneLink common stock for each dollar of loans received, resulting in 250,000 shares of GeneLink common stock with respect to the Note.

     GeneLink also issued to First Equity Capital Securities, Inc., as Administrative Agent under the Loan Agreement, an aggregate of 25,000 shares of GeneLink common stock in connection with the issuance of the Note, and a warrant to acquire 100,000 restricted shares of GeneLink common stock at an exercise price of $0.05 per share in connection with the issuance of the Note. GeneLink also paid First Equity Capital Securities, Inc. a placement fee of 7% of all loans raised pursuant to the Loan Agreement, or $3,500 in connection with the issuance of the Note. Kenneth R. Levine, a holder of more than five percent of the equity securities of GeneLink, is an officer and owner of First Equity Capital Securities, Inc.

     GeneLink intends to use the proceeds of the amounts raised pursuant to the Loan Agreement to fund various marketing initiatives that include: creating a "direct-to-consumer retail website" for its Dermagenetics line of products; seeking international distribution opportunities for its products; funding the production of an "infomercial" regarding its Dermagenetics line of products; purchasing inventory; funding working capital and paying outstanding payables and trade debt, including legal, accounting and other professional fees.

ITEM 3.02 Unregistered Sales of Equity Securities
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     On January 12, 2007, in connection with and as a condition to GeneLink entering into the Note and borrowing of funds thereunder, GeneLink has issued to the holders of the Note five restricted shares of GeneLink common stock for each dollar of loans received, an aggregate of

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250,000 shares of GeneLink common stock in connection with the issuance of the
Note. GeneLink also issued as fees for raising the funds invested pursuant to the Loan Agreement an aggregate of 25,000 shares of its restricted common stock and warrants to acquire 100,000 shares of its common stock at an exercise price of $0.05 per share in connection with the issuance of the Note to First Equity Capital Securities, Inc., as described in Item 1.01 above.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         GeneLink, Inc.
                                         --------------
                                          (Registrant)



                                         By: /s/ Monte E. Taylor, Jr.
                                         ----------------------------
                                         Monte E. Taylor, Jr.
                                         Acting Chief Executive Officer


Dated: January 16, 2007


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